DELAWARE

The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “FORWARD ACQUISITION CORP.”, CHANGING ITS NAME FROM “FORWARD ACQUISITION CORP.” TO “DEX MEDIA, INC.”, FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF JANUARY, A.D. 2006, AT 7:31 O’CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 4487370
4034452    8100
060089180
DATE: 01-31-06

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:25 AM 01/31/2006
FILED 07:31 AM 01/31/2006
SRV 060089180 - 4034452 FILE

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
FORWARD ACQUISITION CORP.

Forward Acquisition Corp. (the “Corporation”), a corporation organized and existing under and pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST:  That the Certificate of Incorporation of the Corporation be, and hereby is, amended by deleting Article First in its entirety and substituting in lieu thereof a new Article First to read as follows:

“First:  The name of the Corporation is Dex Media, Inc.”

SECOND:  That the Board of Directors of the Corporation approved the foregoing amendment by written consent, declaring said amendment to be advisable, and directing that said amendments be presented to the stockholders of the Corporation for their consideration, approval and adoption thereof at a special meeting of the stockholders or by written consent of the stockholders.

THIRD:  That the stockholders entitled to vote thereon approved the foregoing amendments by written consent of its sole stockholder in accordance with Sections 228 and 242 of the DGCL.

FOURTH:  That the aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 31st day of January, 2006.

/s/  Robert J. Bush
Robert J. Bush
Vice President and Corporate Secretary